Exhibit 99.1

PHINIA REPORTS SOLID THIRD QUARTER 2023 RESULTS
AND UPDATES FULL YEAR GUIDANCE

Auburn Hills, Michigan, November 6, 2023 – PHINIA Inc. (NYSE: PHIN), a leader in premium fuel systems, electrical systems, and aftermarket products, today reported its third quarter ended September 30, 2023 results and updated full year 2023 guidance.

Third Quarter Highlights:
•U.S. GAAP net sales of $896 million, an increase of 4.3% compared with Q3 2022.
◦Excluding $26 million of contract manufacturing sales, sales were up slightly compared to Q3 2022. Including currency and pricing tailwinds, growth in light vehicle original equipment (OE) sales were partially offset by lower commercial vehicle OE sales in China.

•Operating income of $58 million and adjusted operating income of $82 million, resulting in an operating margin of 6.5% and an adjusted operating margin of 9.4%, a year-over-year decrease of 620 bps and 400 bps, respectively.
◦Q3 2022 benefited from retroactive inflationary cost recoveries affecting year-over-year comparisons. From a core performance standpoint, the business reported solid overall margins. Q3 2023 segment adjusted operating margins were healthy at 11.3%, in line with total segment adjusted operating margin in the first half. Corporate costs of $19 million were in line with expectations.

•U.S. GAAP net earnings of $0.24 per diluted share.
◦Excluding $0.29 per diluted share related to non-comparable items (detailed in the non-GAAP appendix below), adjusted net earnings of $0.53 per diluted share.

•Net earnings of $11 million with net margin of 1.2% and adjusted EBITDA of $117 million with adjusted EBITDA margin of 13.4%, a year-over-year decrease of 420 bps.

•Net cash generated by operating activities of $155 million.
◦ Free cash flow was $118 million.

Key Wins in Strategic Growth Markets:
New business wins remained strong across all end markets. A few examples of new business awards in Q3 are:

•PHINIA has been selected to supply fuel injectors to a major aircraft equipment manufacturer.

•PHINIA secured its first major business award for a hydrogen fuel cell program to supply hydrogen fuel system components for a large OEM hydrogen fuel cell application for medium duty trucks.

•PHINIA secured a significant GDi program with a prominent domestic China OEM for its new light vehicle plug-in, electric hybrid programs.

Brady Ericson, President, and Chief Executive Officer of PHINIA commented: "Our Q3 results demonstrate solid operational performance with total segment adjusted operating margins in line with our first half average results. The business continues to show underlying strength despite lower than expected revenue from our China commercial vehicle business and less of a currency tailwind than we had expected earlier in the year. I’m pleased with our teams’ focus on serving our customers well and delivering high quality product. PHINIA continues to win new business that we expect will support annual low single digit top line growth. We ended the quarter with $367 million in cash on hand, leaving us in a solid financial position.

During the quarter, we initiated our shareholder return of capital program with our Board of Directors authorizing a $0.25 per share quarterly cash dividend, or roughly $12 million, and $150 million share repurchase program. In Q3, we quickly bought back $9 million of our shares during our open window for a total return to shareholders of $21 million. We expect to continue to be opportunistic in terms of future share repurchases.”

2023 Full Year Guidance:

With commercial vehicle sales running lower than expected in China with key customers, impact from strikes in North America and less favorable currency than expected, the company is revising its FY 2023 outlook for net sales of $3.44 billion to $3.50 billion, adjusted sales of $3.40 billion to $3.45 billion, adjusted EBITDA of $465 million to $475 million, and adjusted EBITDA margins of 13.6% to 13.9%. Expected full year 2023 tax rate is also revised to 34%.

The company will host a conference call to review third quarter 2023 results and full year 2023 outlook and take questions from the investment community at 8:00 a.m. ET today. This call will be webcast at PHINIA Q3 2023 Earnings Call. Additional presentation materials will be available at Investors.phinia.com.

About PHINIA

PHINIA is an independent, market-leading, premium solutions and components provider with over 100 years of manufacturing expertise and industry relationships, with a strong brand portfolio that includes Delphi, Delco Remy® and Hartridge. With 12,900 employees across 44 locations in 20 countries, PHINIA is headquartered in Auburn Hills, Michigan, USA.

Working across commercial vehicle and industrial applications (heavy-duty and medium duty trucks, off-highway construction, marine, agricultural and industrial applications), and light vehicles passenger cars, trucks, vans and sport-utility vehicles), we develop fuel systems and aftermarket parts that keep combustion engines operating at peak performance, as cleanly and efficiently as possible, while at the same time investing in future technologies that will unlock the potential of alternative fuels.

By providing what the market needs today, to become more efficient and sustainable, while also developing innovative products and solutions for a cleaner tomorrow, we are the partner of choice for a diverse array of industrial and aftermarket customers –powering our shared journey toward a carbon-neutral and carbon-free tomorrow.

(Delco Remy® is a registered trademark of General Motors corporation under license to PHINIA)

IR contact:
Michael Heifler
VP Investor Relations
investors@phinia.com
+1 947-262-1992

Media contact:
Kevin Price
Global Brand & Communications Director
media@phinia.com
+44 (0) 7795 463871
# # #

Forward-Looking Statements: This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Further, all statements, other than statements of historical fact contained or incorporated by reference in this press release, that we expect or anticipate will or may occur in the future regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements. Accounting estimates, such as those described under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in our Information Statement furnished with the Company’s Registration Statement on Form 10-12B/A filed with the Securities and Exchange Commission (“SEC”) on June 9, 2023 and subsequent reports filed with the SEC, are inherently forward-looking. All forward looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. Forward-looking statements are not guarantees of performance and our actual results may differ materially from those expressed, projected or implied in or by the forward-looking statements.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, among others, include the ability of PHINIA to succeed as a standalone publicly traded company, which is a smaller company relative to BorgWarner; the possibility that the spin-off will not achieve its intended benefits; the possibility of disruption, including changes to existing business relationships, disputes, litigation, or unanticipated costs; the uncertainty regarding the expected financial performance of PHINIA; supply disruptions, work stoppages or similar events impacting us or our customers, such as the United Auto Workers (“UAW”) strikes against Ford, General Motors, Stellantis North America and Mack Truck and the current shortage of semiconductor chips that has impacted OEM customers and their suppliers including us; competitive challenges from existing and new competitors including OEM customers; the challenges associated with rapidly-changing technologies, and our ability to innovate in response; the ability to identify targets and consummate acquisitions on acceptable terms; the failure to promptly and effectively integrate acquired businesses; the potential for unknown or inestimable liabilities relating to acquired businesses; our dependence on commercial vehicle, industrial application and light vehicle production, which are highly cyclical and subject to disruptions; our reliance on major OEM customers, including impacts from lower than expected commercial vehicle sales with key customers in China; fluctuations in interest rates and foreign currency exchange rates; our dependence on information systems; the uncertainty of the global political and economic environment; the outcome of existing or any future legal proceedings, including litigation with respect to various claims and any governmental investigations; future changes in laws and regulations, including, by way of example, taxes and tariffs, in the countries in which we operate; impacts from any potential future acquisition or disposition transactions; and the other risks noted under “Risk Factors,” and in other reports that we file with the SEC. We do not undertake any obligation to update or announce publicly any updates to or revisions to any of the forward-looking statements in this press release to reflect any change in our expectations or any change in events, conditions, circumstances, or assumptions underlying the statements.

PHINIA Inc.
Condensed Combined Statements of Operations (Unaudited)
(in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Fuel Systems	$561	$534	$1,621	$1,545
Aftermarket	335	325	997	952
Net sales	896	859	2,618	2,497
Cost of sales	719	658	2,080	1,964
Gross profit	177	201	538	533
Gross margin	19.8%	23.4%	20.6%	21.3%

Selling, general and administrative expenses	104	100	306	301
Other operating expense (income), net	15	(10)	60	1
Operating income	58	111	172	231

Equity in affiliates’ earnings, net of tax	(2)	(5)	(8)	(8)
Interest expense	22	5	34	14
Interest income	(4)	(2)	(9)	(3)
Other postretirement income	—	(8)	(1)	(25)
Earnings before income taxes	42	121	156	253

Provision for income taxes	31	32	75	66
Net earnings	$11	$89	$81	$187

Segment Adjusted Operating Income and Segment Operating Income Margin (Unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Fuel Systems	$55	$84	$160	$193
Margin %	9.8%	15.7%	9.9%	12.5%
Aftermarket	46	48	143	137
Margin %	13.7%	14.8%	14.3%	14.4%
Segment adjusted operating income	$101	$132	$303	$330
Margin %	11.3%	15.4%	11.6%	13.2%
____________________________

PHINIA Inc.
Net Debt (Unaudited)
(in millions)

	September 30, 2023	December 31, 2022
Total debt, including amounts due to former parent	$800	$1,270
Cash, cash equivalents and restricted cash	$367	$251
Net debt	$433	$1,019

Non-GAAP Financial Measures
This press release contains information about PHINIA’s financial results that is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their most directly comparable GAAP financial measures below. The provision of these comparable GAAP financial measures for 2023 is not intended to indicate that PHINIA is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, because not all companies use identical calculations, the non-GAAP financial measures as presented by PHINIA may not be comparable to similarly titled measures reported by other companies.

A reconciliation of each of projected Adjusted EBITDA and Adjusted EBITDA Margin, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measure, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide each reconciliation is due to the unpredictability of the amounts and timing of events affecting the items we exclude from the non-GAAP measure.

Adjusted EBITDA and Adjusted EBITDA Margin
The Company defines adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) as net earnings less interest, taxes, depreciation and amortization, adjusted to exclude the impact of restructuring expense, merger, acquisition and divestiture expense, other postretirement income, equity in affiliates' earnings, net of tax, impairment charges, other net expenses, and other gains and losses not reflective of our ongoing operations. Adjusted EBITDA margin is defined as adjusted EBITDA divided by adjusted sales.

Adjusted Operating Income and Adjusted Operating Margin
The Company defines adjusted operating income as operating income adjusted to exclude the impact of restructuring expense, merger, acquisition and divestiture expense, intangible asset amortization expense, impairment charges, other net expenses, and other gains and losses not reflective of the Company’s ongoing operations. Adjusted operating margin is defined as adjusted operating income divided by adjusted sales.

Adjusted Sales
The Company defines adjusted sales as net sales adjusted to exclude certain agreements with BorgWarner that were entered into in connection with the spin-off.

Adjusted Net Earnings Per Diluted Share
The Company defines adjusted net earnings per diluted share as net earnings per share adjusted to exclude the tax-effected impact of restructuring expense, merger, acquisition and divestiture expense, impairment charges, other net expenses, and other gains, losses and tax amounts not reflective of the Company’s ongoing operations.

Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities less capital expenditures, including tooling outlays.

Adjusted Sales (Unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$896	$859	$2,618	$2,497
Spin-off agreement adjustment	(26)	—	(26)	—
Adjusted sales	$870	$859	$2,592	$2,497

Adjusted EBITDA and EBITDA Margin (Unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net earnings	$11	$89	$81	$187
Depreciation and tooling amortization	35	36	105	109
Provision for income taxes	31	32	75	66
Intangible asset amortization expense	7	7	21	21
Interest expense	22	5	34	14
Interest income	(4)	(2)	(9)	(3)
EBITDA	102	167	307	394
Merger, acquisition and divestiture expense, net	13	5	72	27
Royalty income from BorgWarner	—	(9)	(17)	(22)
Restructuring expense	4	3	10	8
Equity in affiliates' earnings, net of tax	(2)	(5)	(8)	(8)
Other postretirement income	—	(8)	(1)	(25)
Asset impairments and lease modifications	—	(2)	—	4
Adjusted EBITDA	$117	$151	$363	$378

Adjusted sales	$870	$859	$2,592	$2,497
Adjusted EBITDA margin %	13.4%	17.6%	14.0%	15.1%

Adjusted Operating Income and Operating Income Margin (Unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating income	$58	$111	$172	$231
Merger, acquisition and divestiture expense, net	13	5	72	27
Intangible asset amortization expense	7	7	21	21
Restructuring expense	4	3	10	8
Royalty income from BorgWarner	—	(9)	(17)	(22)
Asset impairments and lease modifications	—	(2)	—	4
Adjusted operating income	82	115	258	269

Net sales	$896	$859	$2,618	$2,497
Operating margin %	6.5%	12.9%	6.6%	9.3%
Adjusted sales	$870	$859	$2,592	$2,497
Adjusted operating margin %	9.4%	13.4%	10.0%	10.8%
____________________________

Adjusted Net Earnings Per Diluted Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net earnings per diluted share	$0.24	$1.89	$1.72	$3.98

Non-comparable items:
Merger, acquisition and divestiture expense, net	0.21	0.11	1.47	0.57
Restructuring expense	0.06	0.05	0.17	0.13
Royalty income from BorgWarner	—	(0.19)	(0.36)	(0.47)
Asset impairments and lease modifications	—	(0.04)	—	0.09
Tax adjustments	0.02	0.04	0.02	0.02

Adjusted net earnings per diluted share	$0.53	$1.86	$3.02	$4.32

Free Cash Flow (Unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$155	$45	$188	$122
Capital expenditures, including tooling outlays	(37)	(26)	(117)	(86)
Free cash flow	$118	$19	$71	$36

Adjusted Sales Guidance (Unaudited)
(in millions)

	Full Year 2023 Guidance
	Low	High
Net sales	$3,445	$3,500
Spin-off agreement adjustment	$45	$50
Adjusted sales	$3,400	$3,450